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                                                                       Exhibit 5

        [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL APPEARS HERE]



                                 June 27, 1997



Long Island Lighting Company
175 East Old Country Road
Hicksville, New York 11801

            Re:  Registration Statement on Form S-4
                 (Registration No. 333-18025)
                 ------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Long Island Lighting Company, a New York corporation ("LILCO"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the proposed issuance by BL Holding Corp., a corporation to be formed under the laws of New York (the "Holding Company"), of shares of common stock, par value $0.01 per share ("Holding Company Common Stock"), of the Holding Company (the "Holding Company Common Shares") to the holders of shares of LILCO common stock (the "LILCO Common Shares") pursuant to the Amended and Restated Agreement and Plan of Exchange and Merger dated as of June 26, 1997 (the "Combination Agreement") among LILCO, the Holding Company and The Brooklyn Union Gas Company, a New York corporation, and (ii) the proposed issuance by the Holding Company of shares of Series AA preferred stock, par value $25 per share ("Series AA Preferred Stock"), of the Holding Company (the "Holding Company Preferred Shares") to the holders of shares of LILCO Series AA preferred stock (the "LILCO Preferred Shares") pursuant to the Agreement and Plan of Merger dated as of June 26, 1997 (the "Merger Agreement") among LILCO, the Holding Company, the Long Island Power Authority, a corporate municipal instrumentality and political subdivision of the State of New York, and LIPA Acquisition Corporation, a corporation to be formed under the laws of New York.

            As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the

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[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL APPEARS HERE]


Long Island Lighting
June 27, 1997
Page 2


originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company and the Holding Company.

      We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

      Based upon the foregoing, we are of the opinion that:

      1. The Holding Company Common Shares, when issued or distributed in the manner set forth in the Combination Agreement or the Merger Agreement, as applicable, will have been duly authorized and will constitute validly issued and, except to the extent otherwise provided under Section 630 of the New York Business Corporation Law, nonassessable shares of Holding Company Common Stock.

      2. The Holding Company Preferred Shares, when issued and delivered in exchange for LILCO Preferred Shares in the manner set forth in the Merger Agreement, will have been duly authorized and will constitute validly issued and, except to the extent otherwise provided under Section 630 of the New York Business Corporation Law, nonassessable shares of Series AA Preferred Stock.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                      Very truly yours,


                                      /s/ Kramer, Levin, Naftalis & Frankel

                                      Kramer, Levin, Naftalis & Frankel